CONSULTING AGREEMENT

         CONSULTING AGREEMENT made and entered into as of the 1st day of June, 1998 by and between TTR Inc., a Delaware corporation (hereafter "TTR" or the "Company") and Limekiln Ltd., a _____________ corporation ( hereafter the "Consultant").

                               W I T N E S S E T H

         WHEREAS, the Company is in the business developing and marketing various software products and components;

         WHEREAS, Consultant has experience and expertise in the providing general financial and investment advice to high-tech companies, including without limitation, locating and interesting strategic investors, considering potential acquisition targets for the Company and locating other potential areas of joint cooperation and development (hereinafter the "Services");

         WHEREAS, the Company desires to engage the services of Consultant to provide the Services;

         NOW, THEREFORE, in consideration of the mutual promises, covenants and undertakings of the parties, it is hereby agreed:

1. Engagement & Duties.

         1.1 The Company hereby engages Consultant and the Consultant agrees to provide advice and services to the Company regarding the Services as determined form time to time by the Company. Consultant shall devote such time and effort to the consulting services hereunder as is necessary and proper for the fulfillment of Consultant's obligations hereunder.

         1.2 Consultant shall report regularly to the President of the Company with respect to Consultant's activities hereunder.

2. Compensation For services rendered hereunder, the Company shall issue to Consultant 50,000 shares of the Company's Common Stock, par value $0.001 (the "Common Stock" or "Securities").

3. Term & Termination. This Agreement shall continue in full force and effect through June 1, 1999, unless the parties mutually agree otherwise.

4. Representations of Consultant Respecting the Securities.

         4.1 General Restriction on Transfer. Except for transfers otherwise permitted by this Agreement or applicable law, Consultant agrees that it will not transfer any of the Securities.

         4.2 Not for Resale. Consultant represents that it is acquiring the Securities for investment for its own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof. Consultant agrees that it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (each a "Transfer") any of the Securities unless such Transfer complies with the provisions of this Agreement and (i) the Transfer is pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder (the "Securities Act"), or (ii) counsel for Consultant shall have furnished the Company with an opinion, reasonably acceptable to the Company, that no such registration is required because of the availability of an exemption under the Securities Act.

         4.3 Certain Permitted Transfers. (i) Notwithstanding the general prohibition on Transfers contained herein, the Company acknowledges and agrees that any Transfer in a private transaction which does not include a public distribution is permitted and need not require an opinion of counsel, provided, that prior to such Transfer, the transferee shall deliver to the Company a valid written undertaking to be bound by the terms of this Agreement.

          (ii) From and after the date on which the Company (i) shall have filed a registration statement pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in respect of the Common Stock or (ii) engaged in a primary or secondary offering of shares of Common Stock pursuant to an effective registration statement under the Securities Act (either of which event, a "Public Offering"), Consultant may sell at any time any of its Securities in a Rule 144 Transaction (as hereinafter defined); provided, that, each such sale shall be made in compliance with Section 4.4 below.

         4.4 Rule 144 Sales. If any of the Securities are disposed of according to Rule 144 ("Rule 144 Transaction") under the Securities Act or otherwise, Consultant shall promptly notify the Company of such intended disposition and shall deliver to the Company at or prior to the time of such disposition such documentation as the Company may reasonably request in connection with such sale and, in the case of a disposition pursuant to Rule 144, shall deliver to the Company an executed copy of any notice on Form 144 required to filed with the Securities and Exchange Commission.

         2.5 Legend. Each certificate representing the Securities shall bear the following legend:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE OR ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE AGREEMENT DATED AS OF June 1, 1998 (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY)."

5. Proprietary Information; Non- Competition

         5.1 The term "Information" means any and all confidential and proprietary information including but not limited to any and all specifications, formulae, prototypes, software design plans, computer programs, and any and all records, data, methods, techniques, processes and projections, plans, marketing information, materials, financial statements, memoranda, analyses, notes, and other data and information (in whatever form), as well as improvements and know-how related thereto, relating to the Company or its products. Information shall not include information that (a) was already known to or independently developed by the Consultant prior to its disclosure as demonstrated by reasonable and tangible evidence satisfactory to the Company; (b) shall have appeared in any printed publication or patent or shall have become part of the public knowledge except as a result of breach of this Agreement by the Consultant or similar agreements by other Company consultants or employees (c) shall have been received by the Consultant from another person or entity having no obligation to the Company or (d) is approved in writing by the Company for release by the Consultant.

         5.2 The Consultant agrees to hold in trust and confidence all Information disclosed to it and further agrees not to exploit or disclose the Information to any other person or entity or use the Information directly or indirectly for any purpose other than for its work with the Company.

         5.3 The Consultant agrees to disclose the Information only to persons necessary in connection with its work with the Company and who have undertaken the same confidentiality obligations set forth herein in favor of the Company. The Consultant agrees to assume full responsibility for the confidentiality of the Information disclosed to it and to prevent its unauthorized disclosure, and shall take appropriate measures to ensure that such persons acting on his behalf are bound by a like covenant of secrecy.

         5.4 The Consultant acknowledges and agrees that the Information furnished hereunder is and shall remain proprietary to the Company. Unless otherwise required by statute or government rule or regulation, all copies of the Information, shall be returned to the Company immediately upon request without retaining copies thereof.

         5.5 Consultant represents and warrants that his receipt of Information hereunder or use thereof for the purposes of this Agreement shall not violate any undertaking or obligation of the Consultant to any third party or entitle any third party to access or right in the Information.

6. Ownership

         6.1 'Project Materials' - shall mean any and all works of authorship and materials developed by the Consultant, its employees, agents in relation to Services (whether individually, collectively or jointly with the Company and on whatever media) including, without limitation, any and all reports, studies, data, diagrams, charts, specifications, pre contractual and contractual documents and all drafts thereof and working papers relating thereto, but excluding consultants ordinary correspondence.

         6.2 The Project Materials and the intellectual property rights therein or relating thereto shall be and remain the exclusive property of the Company and shall vest in the Company at the time they are first created.

         6.3 In the event and to the extent that any of the Project Materials or the intellectual property rights therein or relating thereto are deemed for any reason not to vest in the Company pursuant to this Section 6 then, upon request by the Company, the Consultant shall forthwith assign or otherwise transfer the same to the Company free of any encumbrance or compensation to the Consultant.

         6.4 At the request and the expense of the Company, the Consultant shall do all such things and sign all documents or instruments reasonably necessary in the opinion of the Company to enable the Company to obtain, defend and enforce its rights in the Project Materials.

         6.5 Upon the request by the Company, and in any event upon expiration or termination of this Agreement, the Consultant shall promptly deliver to the Company all copies of the Project Materials then in Consultants custody, control or possession.

         6.6 The provisions of this section shall survive the expiration or termination of this agreement.

7. Warranty

         Consultant represents and warrants that on the date hereof it free to be engaged by the Company upon the terms contained in this Agreement and that there are no agreements or arrangements restricting full performance of Consultant's duties hereunder.

8. Force Majeure

         8.1 No liability shall result to any Party due to a delay in performance caused by circumstances beyond the reasonable control of the Party affected, including, but not limited to acts of God, flood, war, terrorism, embargo, accident, and governmental laws, or request, or any ruling of a court or tribunal;

         8.2 Each Party affected by an event of force majeure shall (a) promptly notify the other Party hereto of the expected duration thereof, and its anticipated effect on the Party effected in terms of the performance required hereunder; and (b) make reasonable efforts to remedy any such event of force majeure. Performance that is delayed by any event of force majeure shall be extended for such time as the event shall continue.

9. General Provisions

         9.1 This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and shall not be amended, modified or varied by any oral agreement or representation or otherwise other than by a written instrument executed by both parties or their duly authorized representatives.

         9.2 No failure, delay or forbearance by a party in exercising any power or right hereunder shall in any way restrict or diminish such party's rights and powers under this Agreement, or operate as a waiver of any breach or non-performance by either party of any of the terms or conditions hereof.

         9.3 If any term or provision of this Agreement shall be declared invalid, illegal or unenforceable, then such term or provision shall be enforceable to the extent that a court shall deem it reasonable to enforce such term or provision and if such term or provision shall be unenforceable, such term or provision shall be severed and all remaining terms and provisions shall be unaffected and shall continue in full force and effect.

         9.4 The terms and conditions of this Agreement supersede those of all previous agreements and arrangements, either written or oral between the Company and Consultant relating to the subject thereof.

         9.5 Consultant acknowledges and agrees that he is an independent contractor, is not the agent of the Company and has no authority in such capacity to bind or commit the Company by or to any contract or otherwise. Consultant is not, expressly or by implication, an employee of the Company for any purpose whatsoever.

         9.6 This Agreement is personal to Consultant and Consultant shall not assign or delegate his rights or duties to a third party, whether by contract, will or operation of law, without the Company's prior written consent.

         9.7 Each notice and/or demand given by one party pursuant to this Agreement shall be given in writing and shall be sent by registered mail to the other party at its designated address and such notice and/or demand shall be deemed given at the expiration of seven (7) days from the date of mailing by registered mail or immediately if delivered by hand. Delivery by facsimile and other electronic communication shall be sufficient and be deemed to have occurred upon electronic confirmation of receipt.

         9.8 This Agreement shall be interpreted, construed and governed in accordance with the law of the State of New York.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


TTR Inc.                            Limekiln Ltd.



/s/ MARC TOKAYER                    /s/___________
Marc Tokayer